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                                                                     Exhibit (a)

                            ARTICLES OF INCORPORATION

                                       OF

                      THE VALUE LINE TAX EXEMPT FUND, INC.

            FIRST: The undersigned, PETER D. LOWENSTEIN, whose post office address is 711 Third Avenue, New York, N.Y. 10017, being at least eighteen years of age, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, is acting as sole incorporator with the intention of forming a corporation.

            SECOND: The name of the corporation is THE VALUE LINE TAX EXEMPT FUND, INC. (the "Corporation").

            THIRD: The duration of the Corporation shall be perpetual.

            FOURTH: The purpose for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it, is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 (the "1940 Act") and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

            FIFTH: The post office address of the place of the principal office of the Corporation within the State of Maryland is 929 North Howard Street, Baltimore, Maryland 21201, c/o The Prentice-Hall Corporation System, Maryland.

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            The Corporation's resident agent within the State of Maryland is The
Prentice-Hall Corporation System, Maryland, whose post office address is 929 North Howard Street, Baltimore, Maryland 21201. Said resident agent is a corporation of the State of Maryland.

            SIXTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is two hundred million (200,000,000) shares, $.0l par value (the "Shares"), and of the aggregate par value of two million dollars ($2,000,000). Seventy-five million of such Shares may be issued in the following classes, each class comprising the number of shares and having the designations indicated; subject, however, to the authority herein granted to the Board of Directors to increase or decrease any such number of Shares:

            Money Market Portfolio                   50,000,000 Shares

            High-Yield Portfolio                     25,000,000 Shares.

The balance of 125,000,000 Shares may be issued by the Board of Directors in such initial classes, or in any new class or classes, each comprising such number of Shares and having such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Shares adopted by the Board of Directors, to whom authority so to fix and determine the same is hereby expressly granted. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the

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number of Shares of any class, but the number of Shares of any class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding.

            The Board of Directors may classify or reclassify any unissued Shares into one or more classes that may be established and designated from time to time. The Corporation may hold as treasury Shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any Shares of any class reacquired by the Corporation.

            SEVENTH: Section 7.1 Procedure for Designation. The establishment and designation of any class of Shares in addition to those established and designated in Section 7.2 shall be effective upon (i) the authorization of such class by vote of a majority of the Board of Directors, including the establishment and designation of the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such class, and (ii) the filing for record of the articles supplementary required by Section 2-208 of the Maryland General Corporation Law with the State Department of Assessments and Taxation of Maryland. At any time when there are no Shares outstanding or subscribed for a particular class previously established and designated by the Board of Directors, the class may be liquidated by similar means.

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            Section 7.2. Establishment and Designation of Classes. Without
limiting the authority of the Board of Directors set forth herein to establish and designate any further classes, there are hereby established and designated two classes of stock to be known as: The Money Market Portfolio and The High-Yield Portfolio. The Shares of said classes and any Shares of any further class that may from time to time be established and designated by the Board of Directors (unless provided otherwise by the Board of Directors with respect to such further class at the time of establishing and designating such further class) shall have the following relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

            (a) Assets Belonging to Classes. All consideration received by the Corporation for the issue or sale of Shares of a particular class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange of liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon

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      the books and accounts of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that class as provided in the following sentence, are herein referred to as "assets belonging to" that class. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class (collectively "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Items so allocated to a particular class shall belong to that class. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

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            (b) Liabilities Belonging to Class. The assets belonging to each particular class shall be charged with the liabilities of the Corporation in respect of that class and all expenses, costs, charges and reserves attributable to that class, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class are herein referred to as "liabilities belonging to" that class. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

            (c) Income Belonging to Class. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine which items shall be treated as income and which

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      items as capital; and each such determination and allocation shall be conclusive and binding. "Income belonging to" a class includes all income, earnings and profits derived from assets belonging to that class, less any expenses, costs, charges or reserves belonging to that class, for the relevant time period.

            (d) Dividends. Dividends and distributions on Shares of a particular class may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class.

            All dividends on Shares of a particular class shall be paid only out of the income belonging to that class and capital gains distribution on Shares of a particular class shall be paid only out of the capital gains belonging to that class. All dividends and distributions on Shares of a particular class shall be distributed pro rata to the holders of that class in proportion to the number of Shares of that class held

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      by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Board of Directors may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

            The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of the Corporation for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

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            Dividends and distributions may be paid in cash, property or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in Shares will be paid at the current net asset value thereof as defined in subsection 7.2(h).

            (e) Liquidation. In the event of the liquidation of the Corporation or of a particular class, the Shareholders of each class that has been established and designated and is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that class over the liabilities belonging to that class. The holders of Shares of any class shall not be entitled thereby to any distribution upon liquidation of any other class. The assets so distributable to the Shareholders of any particular class shall be distributed among such Shareholders in proportion to the number of Shares of that class held by them and recorded on the books of the Corporation. The liquidation of any particular class in which there are Shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that class, as defined in the 1940 Act.

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            (f) Voting. On each matter submitted to a vote of the Shareholders, each holder of Shares shall be entitled to one vote for each Share standing in his name on the books of the Corporation, irrespective of the class thereof, and all Shares of all classes shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that class shall apply in lieu of Single Class Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes, then, subject to (iii) below, the Shares of all other classes shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular class, only the holders of Shares of the one or more affected classes shall be entitled to vote.

            (g) Redemption by Shareholder. Each holder of Shares of a particular class shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his Shares of that class at a redemption price per share equal to the net asset value per Share of that class next deter-

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      mined (in accordance with subsection (i) of this Section 7.2) after the
      Shares are properly tendered for redemption, less such redemption charge as is determined by the Board of Directors, which redemption charge shall not exceed one percent (1%) of said net asset value per share. Payment of the proceeds of redemption shall be in cash.

            Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of Shares of any class to require the Corporation to redeem Shares of that class during any period or at any time when, and to the extent permissible under the Investment Company Act of 1940.

            (h) Redemption by the Corporation. The Board of Directors may cause the Corporation to redeem at current net asset value the Shares of any class from a Shareholder whose Shares have an aggregate current net asset value of less than five hundred dollars ($500). No such redemption shall be effected unless the Corporation has given the Shareholder at least sixty (60) days' notice of its intention to redeem the Shares and an opportunity to purchase a sufficient number of additional Shares to bring the aggregate current net asset value of his Shares to five hundred dollars ($500). Upon redemption of Shares pursuant

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      to this Section, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of Shares so redeemed.

            (i) Net Asset Value per Share. The net asset value per Share of any class shall be the quotient obtained by dividing the value of the net assets of that class (being the value of the assets belonging to that class less the liabilities belonging to that class) by the total number of Shares of that class outstanding.

            (j) Equality. All Shares of each particular class shall represent an equal proportionate interest in the assets belonging to that class (subject to the liabilities belonging to that class), and each Share of any particular class shall be equal to each other Share of that class. The Board of Directors may from time to time divide or combine the Shares of any particular class into a greater or lesser number of Shares of that class without thereby changing the proportionate beneficial interest in the assets belonging to that Class or in any way affecting the rights of Shares of any other class.

            (k) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to

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      provide that holders of Shares of any class shall have the right to convert or exchange said Shares into Shares of one or more other classes of Shares in accordance with such requirements and procedures as may be established by the Board of Directors.

            EIGHTH: Section 8.1. Issuance of New Stock. The Board of Directors is authorized to issue and sell or cause to be issued and sold from time to time (without the necessity of offering the same or any part thereof to existing shareholders) all or any portion or portions of the entire authorized but unissued Shares of the Corporation, and all or any portion or portions of the Shares of the Corporation from time to time in its treasury, for cash or for any other lawful consideration or considerations and on or for any terms, conditions, or prices consistent with the provisions of law and of the Articles of Incorporation at the time in force; provided, however, that in no event shall Shares of the Corporation having a par value be issued or sold for a consideration or considerations less in amount or value than the par value of the Shares so issued or sold, and provided further that in no event shall any Shares of the Corporation be issued or sold for a consideration (which shall be net to the Corporation after underwriting discounts or commissions) less in amount or value than the net asset value of the Shares so issued or sold determined next after an order

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to purchase such Shares is accepted, except that Shares may be sold to an underwriter at (a) the net asset value determined next after such orders are received by a dealer with whom such underwriter has a sales agreement or (b) the net asset value determined at a later time.

            Section 8.2. Fractional Shares. The Corporation may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "Share" or "Shares" are used in these Articles or in the Bylaws they shall be deemed to include fractions of Shares, where the context does not clearly indicate that only full Shares are intended.

            NINTH: The number of directors constituting the Board of Directors shall be ten, which number may be changed in accordance with the Bylaws of the Corporation but shall never be less than the number prescribed by the General Corporation Law. The names of the persons who shall act as directors until the first annual meeting of the Corporation and until their successors have been duly chosen and qualified are:

                         George W. Anderson
                         Arnold Bernhard
                         Jean Bernhard Buttner
                         Shelby Cullom Davis
                         Leo R. Futia
                         Edmund F. Mansure
                         Charles E. Reed
                         Ruxton M. Ridgely
                         Paul Craig Roberts
                         Mark K. Tavel.

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            TENTH: Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes (or of any class entitled to vote thereon as a separate class) to take or authorize any action, in accordance with the authority granted by Section 2-104(b)(5) of the Maryland General Corporation Law, the Corporation is hereby authorized to take such action upon the concurrence of a majority of the aggregate number of Shares entitled to vote thereon (or of a majority of the aggregate number of Shares of a class entitled to vote thereon as a separate class). The right to cumulate votes in the election of directors is expressly prohibited.

            ELEVENTH: Except as may otherwise be provided in the Bylaws, the Board of Directors of the Corporation is expressly authorized to make, alter, amend and repeal Bylaws or to adopt new Bylaws of the Corporation, without any action on the part of the Shareholders; but the Bylaws made by the Board of Directors and the power so conferred may be altered or repealed by the Shareholders.

            TWELFTH: The Corporation acknowledges that it is utilizing its corporate name pursuant to contract with Value Line, Inc., a New York corporation, and that Value Line, Inc. reserves the right to withdraw its permission to utilize such name upon the expiration of any such contract or successor

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contract, and further agrees that Value Line, Inc. reserves to itself and any successor to its business the right to grant and withdraw the nonexclusive right to use the name "Value Line" or any similar name to any other corporation or entity, including, but not limited to, any investment company of which Value Line, Inc. or any subsidiary or affiliate thereof, or any successor to the business of any thereof, shall be the investment adviser.

            THIRTEENTH: The Board of Directors may, in its discretion from time to time, authorize the Corporation to enter into any contract with any corporation, firm, trust or association in which any director, officer or employee of this Corporation may be an officer, director, employee or shareholder of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship.

            FOURTEENTH: The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Share. Any amendment to these Articles of Incorporation may be adopted at either an annual or special meeting of the shareholders upon receiving an affirmative majority vote of all outstanding Shares and an affirmative majority of the outstanding Shares of each class entitled

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to vote thereon separately as a class in accordance with Section 7.2(f) hereof.

            IN WITNESS WHEREOF, the undersigned incorporator of The Value Line Tax Exempt Fund, Inc., who executed the foregoing Articles of Incorporation, hereby acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

            Dated the 11th day of October, 1983.

                                             s/ Peter D. Lowenstein
                                         -------------------------------
                                                Peter D. Lowenstein